UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 23, 2016 (February 22, 2016)

Mellanox Technologies, Ltd.

(Exact name of Registrant as Specified in its Charter)

Israel	001-33299	98-0233400
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Beit Mellanox

Yokneam, Israel 20692

(Address of Principal Executive Offices)

+972-4-909-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On February 23, 2016, Mellanox Technologies, Ltd. (the “Company” or “Mellanox”) completed its previously-announced acquisition of EZchip Semiconductor Ltd. (“EZchip”), a leader in high-performance processing solutions for carrier and data center networks, at a total purchase price of approximately $811 million (approximately $606 million net of cash). The EZchip acquisition is a further step in Mellanox’s strategy to become the leading broad-line supplier of intelligent interconnect solutions for the data center. The combined company will deliver diverse and robust solutions, enabling customers to meet growing demands of data-intensive applications used in high-performance computing, Web 2.0, cloud, secure data center, enterprise, telecom, database, financial services and storage environments.

The foregoing summary description of the acquisition does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of that certain Agreement and Plan of Merger dated September 30, 2015 by and between, Mellanox, Mondial Europe Sub Ltd. and EZchip, a copy of which was filed as Exhibit 2.1 to Mellanox’s Current Report on Form 8-K dated September 30, 2015 and the Amendment No. 1 to the Agreement of Merger, dated as of November 17, 2015 by and between, Mellanox, Mondial Europe Sub Ltd. and EZchip, a copy of which was filed as Exhibit 2.1 to Mellanox’s Current Report on Form 8-K dated November 17, 2015.

All statements included in this Current Report on Form 8-K, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words.  These forward-looking statements are based on the Company’s current expectations, management’s beliefs and certain assumptions made by the Company, all of which are subject to change.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On February 22, 2016, the Company and Mellanox Technologies, Inc., a wholly-owned subsidiary of the Company, as co-borrowers (the “Borrowers”), entered into a credit agreement with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (the “Credit Agreement”).  The Credit Agreement consists of a $280.0 million three-year term loan facility and provides the ability to increase the term facility in a principal amount of $100.0 million, subject to receipt of lender commitments and satisfaction of specified conditions.

Borrowings under the Credit Agreement bear interest through maturity at a variable rate based upon, at the Company’s option, either the Eurodollar rate or the base rate (which is the highest of (i) the administrative agent’s prime rate, (ii) one-half of 1.00% in excess of the overnight federal funds rate, and (iii) 1.00% in excess of the one-month Eurodollar rate), plus in each case, an applicable margin. The applicable margin for Eurodollar rate loans ranges, based on the applicable total net leverage ratio, from 1.25% to 2.00% per annum and the applicable margin for base rate loans ranges, based on the applicable total net leverage ratio, from 0.25% to 1.00% per annum.

During the three years after the closing date, the Borrowers will be required to make quarterly amortization payments on the term loans of: (i) 2.50% of the original principal amount for the four fiscal quarters beginning on June 2016 and ending on March 2017, (ii) 3.75% of the original principal amount for the four fiscal quarters beginning on June 2017 and ending on March 2018 and (iii) 6.25% of the original principal amount for the three fiscal quarters beginning on June 2018 and ending on December 2018.  On the maturity date, the Borrowers will be required to pay all remaining outstanding amounts under the term loans.  The Borrowers are also required to make mandatory prepayments of loans under the Credit Agreement, subject to specified exceptions, with the proceeds of asset sales, debt issuances and specified other events.

The Borrowers’ obligations under the Credit Agreement are guaranteed by all of their direct and indirect US and Israeli subsidiaries, other than EZchip and its subsidiaries and other immaterial subsidiaries (collectively, the “Loan Parties”).  The obligations under the Credit Agreement and the guarantees are secured by a lien on substantially all of the Loan Parties’ tangible and intangible property and by a pledge of 100% of the equity interests in the Loan Parties’ US and Israeli subsidiaries, including EZchip but excluding any subsidiaries of EZchip and other immaterial subsidiaries.

The Credit Agreement contains a number of covenants and restrictions that among other things, require the Company and its subsidiaries to satisfy certain financial covenants and restricts the ability of the Company and its subsidiaries’ ability to, incur liens, incur additional indebtedness, make loans and investments, engage in mergers and acquisitions, engage in asset sales, declare dividends or redeem or repurchase capital stock, prepay, redeem or purchase subordinated debt and amend or otherwise alter debt agreements.  A failure to comply with these covenants could permit the lenders under the Credit Agreement to declare all amounts borrowed under the Credit Agreement, together with accrued interest and fees, to be immediately due and payable.

The Credit Agreement is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01                                           Other Events.

On February 23, 2016, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(a)                                 Financial Statement of business acquired

The financial statements required by Item 9.01(a) of this Form 8-K will be filed as part of an amendment to this report not later than 71 calendar days after the date this report is required to be filed.

(b)                                 Pro Forma Financial Information

The financial information required by Item 9.01(b) of this Form 8-K will be filed as part of an amendment to this report not later than 71 calendar days after the date this report is required to be filed.

(d)                                 Exhibits

Exhibit Number	Description

2.1

Agreement of Merger, dated as of September 30, 2015, among Mellanox Technologies, Ltd., Mondial Europe Sub Ltd. and EZchip Seminconductor Ltd. (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (SEC File No. 001-33299) filed on September 30, 2015.)

2.2

Amendment No. 1 to the Agreement of Merger, dated as of November 17, 2015, among Mellanox Technologies, Ltd., Mondial Europe Sub Ltd. and EZchip Seminconductor Ltd. (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (SEC File No. 001-33299) filed on November 17, 2015.)

10.1

Credit Agreement, dated as of February 22, 2016, among the Company and Mellanox Technologies, Inc., as borrowers, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto.

99.1	Press Release dated February 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 23, 2016	MELLANOX TECHNOLOGIES, LTD.

	By:	/s/ Jacob Shulman
	Name:	Jacob Shulman
	Title:	Chief Financial Officer